Exhibit 99.4
FORM OF LETTER TO CLIENTS
WYETH
OFFER TO EXCHANGE ALL OUTSTANDING PRIVATELY PLACED
5 1/2% NOTES DUE 2016
FOR AN EQUAL AMOUNT OF ITS
5 1/2% NOTES DUE 2016
WHICH HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED
AND
OFFER TO EXCHANGE ALL OUTSTANDING PRIVATELY PLACED
6% NOTES DUE 2036
FOR AN EQUAL AMOUNT OF ITS
6% NOTES DUE 2036
WHICH HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED
                    , 2005
To Our Clients:
      Enclosed for your consideration is a Prospectus, dated                     , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Wyeth to exchange (the “Exchange Offer”) up to $1,000,000,000 aggregate principal amount of its 5 1/2% Notes due 2016 and up to $500,000,000 aggregate principal amount of its 6% Notes due 2036 that have been registered under the Securities Act of 1933, as amended (collectively, the “Exchange Notes”), for any and all of its outstanding 5 1/2% Notes due 2016 and 6% Notes due 2036, respectively (collectively, the “Outstanding Notes”) in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof. Wyeth will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.
      This material is being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, Wyeth urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Outstanding Notes in the Exchange Offer.
      Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us do so, please so instruct us by completing, signing and returning to us the instruction form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 9:00 a.m., New York City Time, on                     , 2006, unless the Exchange Offer is extended by Wyeth. The time the Exchange Offer expires is referred to as the “Expiration Date.” Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.
      IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, SIGNING AND RETURNING TO US THE INSTRUCTION FORM BELOW.
      The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.
      If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes in your account.
      Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS
General: If you are the beneficial owner of 5 1/2% Notes due 2016 or 6% Notes due 2036 please read and follow the instructions under the heading “Instructions to Registered Holder and/or DTC Participant from Beneficial Owner” below.
Instructions to Registered Holder and/or DTC Participant
from Beneficial Owner
      The undersigned beneficial owner acknowledge(s) receipt of your letter and the accompanying Prospectus dated                     , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Wyeth to exchange (the “Exchange Offer”) up to $1,000,000,000 aggregate principal amount of its 5 1/2% Notes due 2016 and up to $500,000,000 aggregate principal amount of its 6% Notes due 2036 that have been registered under the Securities Act of 1933, as amended (collectively, the “Exchange Notes”), for any and all of its outstanding 5 1/2% Notes due 2016 and 6% Notes due 2036, respectively (collectively, the “Outstanding Notes”) in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

Principal Amount of Outstanding Notes	Principal Amount of Outstanding Notes
Held For Account Holder(s)	To be Tendered*

*	Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.
      If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an affiliate, as defined in Rule 405 under the Securities Act, of Wyeth, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business, (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from Wyeth. If a holder of the Outstanding Notes is an affiliate of Wyeth, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE
Dated:                                                                          , 20

Signature(s):

Print Name(s):

Address:
(Please include Zip Code)

Telephone Number:
(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number With You:

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